Exhibit 12



                            JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date relating to the proposed cash acquisition by Cendant UK Acquisition Corporation, a Delaware Corporation and wholly owned subsidiary of Cendant Corporation, a Delaware Corporation, of all of the outstanding ordinary shares, nominal value 14 pence in capital each, of ebookers plc, an English company, is being filed on behalf of the undersigned.

Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date: December 10, 2004

                                CENDANT CORPORATION


                                By:   /s/ Eric J. Bock
                                      ---------------------------------
                                Name:   Eric J. Bock
                                Title:  Executive Vice President - Law and
                                          Corporate and Secretary


                                CENDANT UK ACQUISITION CORPORATION


                                By:  /s/ Eric J. Bock
                                     --------------------------------
                                Name:   Eric J. Bock
                                Title:  Executive Vice President and
                                          Secretary